Exhibit 5.1

Sills Cummis & Gross
A Professional Corporation
The Legal Center One Riverfront Plaza Newark, New Jersey 07102 Tel: (973) 643-7000 Fax (973) 643-6500

101 Park Avenue 28 Floor New York, NY 10178 Tel: (212) 643-7000 Fax (212) 643-6500
600 College Road East Princeton, NJ 08540 Tel: (609) 227-4600 Fax (609) 227-4646

August 31, 2016
Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, Michigan 48326

Re: Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to Unique Fabricating, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the “SEC”) on August 31, 2016 of a registration statement on Form S-3 (the "Registration Statement"), including the prospectus that is part of the Registration Statement (the "Prospectus"), under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement").

The Registration Statement relates to the offering and sale, from time to time, pursuant to Rule 415 under the Securities Act (i) for the account of the Company of an indeterminate number of shares of common stock, par value $0.001 per share (“Common Stock”), with a maximum aggregate public offering price of $50,000,000 (the “Company Shares”) and (ii) for the account of Peninsula Fund V Limited Partnership, as selling stockholder (the “Selling Stockholder”), of 1,444,632 shares of Common Stock owned by it (“Selling Stockholders Shares”).

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, and other documents, records, certificates, and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

(1)    With respect to Company Shares, when the issuance and the terms of the sale thereof have been duly authorized by the board of directors of the Company in conformity with its Amended and Restated Certificate of Incorporation, and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof in accordance with the applicable definitive purchase, underwriting or similar agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(2)    With respect to the Selling Stockholder Shares, such shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable
In rendering the opinions set forth above, we have assumed that: (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the SEC describing the shares of Common Stock offered thereby and the Common Stock will have been issued and/or sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to the sale of the Company Shares will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Company Shares when issued will be duly authorized by all necessary corporate action by the Company, and any agreement pursuant to which such Common Stock may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) at the time of any issuance of Company Shares, there will be a sufficient number of authorized but unissued shares of Common Stock or shares of Common Stock held in treasury and available for issuance; and (v) the Company is and will remain duly incorporated, validly existing and in good standing under applicable state law.
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name under the caption "Legal Matters" in the Prospectus, and in any Prospectus, and in any Prospectus Supplement or amendment to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sills Cummis & Gross P.C

SILLS CUMMIS & GROSS P.C.